Exhibit 99.2
NUCRYST Announces Share Repurchase Program
Wakefield, Massachusetts – August 12, 2008 – NUCRYST Pharmaceuticals, a developer and manufacturer of medical products that fight infection and inflammation, today announced that its Board of Directors has authorized a program for the company to repurchase up to 900,000 shares of its outstanding common stock for an amount not to exceed $1.3 million using the facilities of NASDAQ.
“We believe that the strength of the company, as well as the value of our people, our proprietary nanocrystalline platform technology, and our market opportunities are not reflected in the current stock price,” said Thomas E. Gardner, Chairman and Chief Executive Officer of NUCRYST. “This share repurchase program demonstrates our confidence in our strategy and our commitment to enhancing shareholder value. Furthermore, our strong balance sheet provides us with sufficient financial resources to strategically invest in our business to drive long-term growth, pursue strategic acquisitions and engage in this share repurchase plan.”
Under the stock repurchase program, the company may selectively repurchase its stock from time to time on the open market, in privately negotiated transactions or otherwise, at times and in amounts as the company deems appropriate. The Company has no obligation to repurchase shares under the authorization, and nothing in this release constitutes a guarantee or promise or commitment of any kind that the Company will, in fact, purchase any shares under its share repurchase program. The timing, actual number and value of shares which are repurchased will be at the discretion of management and will depend on various factors, which may include the price of the Company’s common stock, general market conditions, corporate and regulatory requirements. The repurchase program is authorized through June 30, 2009, and may be modified or discontinued at any time. The repurchased shares, if any, will be held in the Company’s treasury.
About NUCRYST Pharmaceuticals
NUCRYST Pharmaceuticals (NASDAQ: NCST; TSX: NCS) develops, manufactures and commercializes medical products that fight infection and inflammation using SILCRYST™, its patented atomically disordered nanocrystalline silver technology. NUCRYST licensed world-wide rights for SILCRYST™ wound care coating products to Smith & Nephew plc, which markets these products in over 30 countries under their Acticoat™ trademark. NUCRYST is also developing pharmaceutical products to address medical conditions that are characterized by pain, infection and inflammation. The Company has developed its proprietary nanocrystalline silver in a powder form, referred to as NPI 32101 for use in medical devices and as an active pharmaceutical ingredient.
For more information, contact:
David B. Holtz
Vice President and Chief Financial Officer
NUCRYST Pharmaceuticals
781.224.1444
info@nucryst.com

Gregory W. Gin
Lazar Partners
212.867.1762
Acticoat™ is a trademark of Smith & Nephew plc
SILCRYST™ is a trademark of NUCRYST Pharmaceuticals Corp.
This news release contains forward-looking statements within the meaning of securities legislation in the United States and Canada (collectively “forward-looking statements”). The words “believes”, “expects”, “plans”, “anticipates”, “estimates”, “intends”, “projects”, “may”, “might”, “would”, “will”, “could”, “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements in this news release include, but are not limited to, statements about: our strategy, future operations, prospects and plans of management and our ability to successfully expand the company’s business. With respect to the forward-looking statements contained in this news release, readers are cautioned that numerous risks, uncertainties and other factors could cause our actual results to differ materially from those indicated in these statements including, but not limited to :the performance of stock markets generally; our future operation results are uncertain and likely to fluctuate; our ability to maintain our collaboration with Smith & Nephew; our reliance on sales of Acticoat™ products with our SILCRYST™ coatings by Smith & Nephew; future financial performance and operating performance of Smith & Nephew; we may not be able to retain existing and obtain new regulatory approvals for any future products; continued development and market acceptance of new products; the impact of competitive products and pricing; we may not be able to establish successful commercialization programs, through new corporate collaborations or otherwise; changes in currency exchange rates; our ability to protect our intellectual property rights and to not infringe on the intellectual property rights of others. Although we have attempted to identify the important risks, uncertainties and other factors that could cause actual results or events to differ materially from those expressed or implied in forward-looking statements, there may be other factors that cause actual results or events to differ from those expressed or implied in forward looking statements. For a more thorough discussion of the risks associated with our business, see the “Risk Factors” section in our Annual Report on Form 10-K for the year ended December 31, 2007 and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, filed with the U.S. Securities and Exchange Commission on EDGAR at www.sec.gov and with securities authorities in Canada on SEDAR at www.sedar.com. All forward-looking statements are expressly qualified in their entirety by this cautionary statement and NUCRYST disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future developments or otherwise after the date hereof.